Exhibit 10.2

Execution Version

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2024, by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation (“SPAC”), Tar Sands Holdings II, LLC, a Utah limited liability company (the “Company”), and the undersigned members of the Company who hold Subject Interests (as defined below) (each a “Member” and collectively, the “Members”).

WHEREAS, SPAC, the Company, and the other parties thereto, are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement) pursuant to which, among other things, Company Merger Sub will be merged with and into Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Holdings; and

WHEREAS, each Member is, as of the date of this Agreement, the sole legal owner of the number of the membership interests in the Company set forth opposite such Member’s name on Schedule A hereto, and such Member does not own any other outstanding equity interests of the Company or other securities convertible into or exercisable or exchangeable for any equity interests of the Company, (such Company membership interests owned by the Member, together with any additional equity interests in the Company or other Company equity interests (including any securities convertible into or exercisable or for any membership interests or other equity interests in the Company), whether by purchase, as a result of a dividend, split, recapitalization, combination, reclassification, exchange or change of such interests, or upon the exercise or conversion of any securities, acquired by such Member after the date hereof and prior to the Termination Date being collectively referred to herein as the “Subject Interest”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and the Company have requested that each Member enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Member

Each Member hereby represents and warrants as of the date hereof, severally and not jointly, to the Company and SPAC as follows:

1.1 Organization and Standing; Authorization. Such Member, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Member is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of the state of its formation, (ii) has all requisite corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Member is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or limited liability company proceedings on the part of such Member are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Member and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Member is required to be obtained or made in connection with the execution, delivery or performance by such Member of this Agreement or the consummation by such Member of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Member to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Member will not (a) conflict with or violate any provision of the certificate of organization, limited liability company agreement or similar organizational documents of such Member, if in existence and as applicable (collectively, the “Organizational Documents”), (b) conflict with or violate any Law, Order or require consent or approval, in each case applicable to such Member or any of its properties or assets, or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Member under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Member under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Member, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Member to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Interests. As of the date of this Agreement, such Member has beneficial ownership of the Subject Interests set forth opposite such Member’s name on Schedule A hereto, and all such Subject Interests are owned by such Member free and clear of all Liens, other than Liens or encumbrances pursuant to this Agreement, the organizational documents of the Company or applicable federal or state securities laws. Other than the Subject Interests, such Member does not legally own any other outstanding equity interests of the Company or other securities convertible into or exercisable or exchangeable for any equity interests of the Company. Such Member has the sole right to vote the Subject Interests, and none of the Subject Interests is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Interests, except as contemplated by this Agreement or the organizational documents of the Company.

1.6 Merger Agreement. Such Member understands and acknowledges that SPAC and the Company are entering into the Merger Agreement in reliance upon such Member’s execution and delivery of this Agreement. Such Member has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Members and the Company as follows:

2.1 Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of the SPAC Organizational Documents, (b) conflict with or violate any Law, Order or required consent or approval applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Members and SPAC as follows:

3.1 Organization and Standing. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Utah. The Company has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Manager and the Members of the Company and no other limited liability company proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of the organizational documents of the Company, (b) conflict with or violate any Law, Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a material breach of, (ii) constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Members

Each Member covenants and agrees with the Company and the SPAC during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. At any meeting of the Members of the Company called to seek the approval of the Requisite Members, or at any adjournment thereof, or in connection with any written consent of the Members of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Agreements, the Mergers, or any other Transactions sought; provided, that the conditions in Section 8.3 of the Merger Agreement are fully satisfied, in the sole discretion of the Company, each Member shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Interests to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Interests in favor of granting the approval of the Requisite Members or, if there are insufficient votes in favor from the Requisite Members, in favor of the adjournment such meeting of the Members of Company to a later date but not past November 15, 2024.

(b) Against Other Transactions. Prior to the Termination Date, at any meeting of the Members of the Company or at any adjournment thereof, or in connection with any written consent of the Members of the Company or in any other circumstances upon which such Member’s vote, consent or other approval is sought, such Member shall vote (or cause to be voted) the Subject Interests (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company or any public offering of any equity interests of the Company, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Transaction relating to the Company, and (iii) other than any amendment to organizational documents of the Company expressly permitted under the terms of the Merger Agreement, any amendment of organizational documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Agreement, the Mergers, or any other Transactions or change in any manner the voting rights of any class of the Company’s equity capital.

(c) Revoke Other Proxies. Such Member represents and warrants that any proxies heretofore given in respect of the Subject Interests that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the organizational documents of the Company.

4.2 No Transfer. Other than (1) pursuant to this Agreement, (2) upon the consent of SPAC or (3) to an Affiliate of such Member (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC agreeing to be bound by this Agreement to the same extent as such Member was with respect to such transferred Subject Interests), from the date of this Agreement until the date of termination of this Agreement, such Member shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Interest, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Interests, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Mergers, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Interests), or enter into any other agreement, with respect to any Subject Interests, in each case, other than as set forth in this Agreement or the voting and other arrangements under the organizational documents of the Company, (iii) take any action that would make any representation or warranty of such Member herein untrue or incorrect, or have the effect of preventing or disabling such Member from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Member from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Member agrees with, and covenants to, SPAC and the Company that such Member shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Interests.

4.3 No Solicitation. Prior to the Termination Date, each Member agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Transaction in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the SPAC, the Company, Merger Sub, the Company’s and SPAC’s Affiliates and their respective Representatives) any nonpublic information relating to the Company or its Subsidiaries, in connection with any Acquisition Transaction, (iii) approve or recommend, or make any public statement approving or recommending an Acquisition Transaction, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Acquisition Transaction, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of the Subject Interests intending to facilitate any Acquisition Transaction or cause any other Member not to vote to adopt the Merger Agreement and approve the Mergers and the other Transactions, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Transaction or (vii) otherwise resolve or agree to do any of the foregoing. Each Member shall promptly (and in any event within 48 hours) notify SPAC after receipt by such Member of any Acquisition Transaction, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Transaction or any inquiry or request for nonpublic information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Transaction. Thereafter, such Member shall keep the SPAC reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Member agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Member or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Transaction. Notwithstanding anything contained herein to the contrary, (i) no Member shall be responsible for the actions of the Company or the Company Manager, any Subsidiary of the Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (ii) no Member makes any representations or warranties with respect to the action of any of the Company Related Parties and (iii) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood the each Member shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 4.3.

4.4 Support of Merger. Prior to the Termination Date, such Member shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonable necessary to consummate the Mergers and the other Transactions on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers and the Transactions set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Such Member hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights as provided under the Utah Revised Uniform Limited Liability Company Act (the “Utah LLC Act”) and any other similar statute in connection with the Mergers and the Merger Agreement.

4.6 New Shares. In the event that prior to the Closing (i) any equity interests or other securities of the Company are issued or otherwise distributed to such Member pursuant to any dividend or distribution, or any change in any of the Subject Interests by reason of any recapitalization, combination, exchange of equity or the like, (ii) such Member acquires legal or beneficial ownership of any equity interests in addition to the Subject Interests after the date of this Agreement, including upon exercise of options or settlement of restricted units or (iii) such Member acquires the right to vote or share in the voting of any equity interests in addition to the Subject Interest after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the terms “Subject Interests” shall be deemed to refer to and include such New Securities (including all such dividends and distributions and any securities into which or for which any or all of the Subject Interests may be changed or exchanged into).

ARTICLE V

Additional Agreements of the Parties

5.1 Member Release. Each Member on its own behalf, and each of its and their successors, assigns and executors (each, a “Member Releasor”), effective as at the Effective Date, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, manager, employees and other representatives (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Effective Date to such Member Releasor or (ii) all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Member Releasor has prior to or as of the Effective Date, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Effective Date (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement, the Ancillary Agreements, or the Company’s organizational documents, (ii) for indemnification or contribution, in any Member Releasor’s capacity as a Manager or officer of the Company or any of its Subsidiaries, (iii) arising under any then-existing insurance policy of the Company or any of its Subsidiaries, (iv) pursuant to a contract and/or Company or any of its Subsidiaries policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Effective Date, or (v) for any claim for fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time (provided, however, that upon such termination, Section 5.1, Section 5.2, and Article VI of this Agreement shall survive indefinitely) and (ii) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach (“Willful Breach”) of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a Willful Breach of this Agreement.

5.3 Further Assurances. Each Member shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the organizational documents of the Company or the Utah LLC Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other Transactions.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with Section 10.02 of the Merger Agreement and to such Member at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Members authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Member’s identity and ownership of the Subject Interests and the nature of the Member’s obligations under this Agreement; provided, that prior to any such publication or disclosure SPAC and the Company shall provide the Member with an opportunity to review and comment on such announcement or disclosure, which comments SPAC and the Company will consider in good faith.

6.3 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.4 Miscellaneous. The provisions of Article X of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

INTEGRATED RAIL AND RESOURCES ACQUISITON CORP.

Signature:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANY:

TAR SANDS HOLDINGS II, LLC

Signature:	/s/ Kevin J. Baugh
Name: Kevin J. Baugh
Title: Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

MEMBERS:

ENDEAVOR CAPITAL GROUP, LLC

Signature:	/s/ Joe Sorenson
Name: Joe Sorenson
Title: Manager

GREENFIELD ENERGY, LLC

Signature:
Name:
Title:

[Signature Page to Company Support Agreement]